Exhibit 99.1

NEWS RELEASE

Pearl Merger Sub Inc. / 600 Lysander Ln / Richmond, BC V7B 1C3, Canada

Domtar Corporation/ 234 Kingsley Park Drive / Fort Mill, SC 29715

Karta Halten B.V. announces, through its wholly-owned subsidiary Pearl Merger Sub Inc., offers to purchase for cash any and all of Domtar Corporation’s 6.25% Senior Notes due 2042 and 6.75% Senior Notes due 2044 and related consent solicitations

and

Domtar Corporation announces consent solicitations related to its 6.25% Senior Notes due 2042 and 6.75% Senior Notes due 2044

RICHMOND, BC, CANADA and FORT MILL, SC. - August 9, 2020 – Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Karta Halten”), announced today that its wholly owned subsidiary, Pearl Merger Sub Inc., a Delaware corporation (“Merger Sub”) and affiliate of Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (“Paper Excellence”), has launched offers (each, an “Offer” and together, the “Offers”) to purchase for cash any and all of Domtar Corporation’s (NYSE: UFS) (TSX: UFS) (“Domtar”) outstanding (i) 6.25% Senior Notes due 2042 (the “2042 Notes”), $250,000,000 aggregate principal amount, and (ii) 6.75% Senior Notes due 2044 (the “2044 Notes” and, together with the 2042 Notes, the “Notes,” each such series of the Notes, a “Series”), $250,000,000 aggregate principal amount. In connection with the Offers, Merger Sub is soliciting consents with respect to each Series of Notes (the “Offer Consent Solicitations”) to amend the senior indenture, dated as of November 19, 2007 (as supplemented and amended to date (the “Indenture”), among Domtar, the subsidiary guarantors from time to time party thereto and The Bank of New York (predecessor to The Bank of New York Mellon), as trustee (the “Trustee”), establishing the 2042 Notes and 2044 Notes. For any Notes of a Series that a Holder tenders in either Offer, the Holder will be deemed to have delivered (i) consents (“Offer Exit Consents”) to, among other things, eliminate substantially all of the restrictive covenants, to eliminate certain “Events of Default,” amend the definition of “Change of Control” to exclude the Merger (as defined below) and related transactions and amend the issuer reporting covenant to remove the requirement to file bondholder reports with the SEC and make other changes appropriate for a private company, in each case in the Indenture (as set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 9, 2021 (the “Offer to Purchase”)) (the “Offer Exit Proposed Amendments”) and (ii) consents (“Offer Change of Control Consents”) to the Change of Control Proposed Amendments (as defined below).

Concurrently, Domtar, announced today that it is soliciting (the “Domtar Consent Solicitations”) with respect to the applicable Series of Notes, consents of the Holders (the “Solicitation Change of Control Consents”) to, with respect to the Indenture, (a) (i) amend the definition of “Change of Control” to exclude the Merger and related transactions and (ii) expressly permit the Merger and related transactions and (b) amend the issuer reporting covenant to remove the requirement to file bondholder reports with the SEC and make other changes appropriate for a private company (collectively, the amendments contemplated in (a)(i) and (ii) and (b) are the “Change of Control Proposed Amendments”).

The Offers and the Domtar Consent Solicitations are being made in connection with the pending acquisition of Domtar by the Paper Excellence group pursuant to the Agreement and Plan of Merger, dated as of May 10, 2021 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Merger” or “Merger Agreement”), by and among Domtar, Paper Excellence, Karta Halten, Hervey Investments B.V., a private limited company organized under the laws of the Netherlands, and Merger Sub. The Offers and the Domtar Consent Solicitations are open to all registered holders of the Notes (individually, a “Holder,” and collectively the “Holders”).

The Offers and Domtar Consent Solicitations are being made pursuant to the Offer to Purchase, which sets forth a more detailed description of the Offers and Domtar Consent Solicitations. Holders of the Notes are urged to read carefully the Offer to Purchase before making any decision with respect to the Offers and Domtar Consent Solicitations.

With respect to Notes of any Series, a Holder may participate in either the applicable Offer made by Merger Sub (in which case such Holder will also be deemed to deliver consents in the applicable Offer Consent Solicitation with respect to such Notes) or the applicable Domtar Consent Solicitations made by Domtar, but not both.

Consideration

The following table sets forth certain information regarding the Notes, the Offers and the Domtar Consent Solicitations:

Title of Security	CUSIP Numbers	Outstanding Aggregate Principal Amount	The Offers Consideration (including the Offer Exit Consents and Offer Change of Control Consents)			Domtar Consent Solicitations Only
			Tender Offer Consideration(1)	Early Tender Payment(1)(5)	Total Tender Offer Consideration(1)(4)	Change of Control Consent Solicitation Payment(2) (3)
6.25% Senior Notes due 2042	257559AJ3	$250,000,000	$962.50	$50.00	$1,012.50	$2.50
6.75% Senior Notes due 2044	257559AK0	$250,000,000	$962.50	$50.00	$1,012.50	$2.50

(1)	Per $1,000 principal amount of Notes that are accepted for purchase.
(2)	Per $1,000 principal amount of Notes.
(3)

If you receive the Change of Control Consent Solicitation Payment with respect to any series of Notes you hold, you will not receive the Total Tender Offer Consideration or the Tender Offer Consideration in respect of such Notes.

(4)	The Total Tender Offer Consideration consists of the Tender Offer Consideration and the Early Tender Payment.
(5)	Payable, subject to the terms and conditions described in the Offer to Purchase, only to Holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Deadline.

The Offers

Each of the Offers is scheduled to expire at Midnight (end of day), New York City time, on September 3, 2021, unless extended or earlier terminated by Merger Sub (the “Expiration Time”). Notes tendered in any Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on August 20, 2021, unless extended or earlier terminated (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on August 20, 2021 (the “Early Tender Deadline”) and accepted by Merger Sub for purchase will receive the applicable Total Tender Offer Consideration (as set forth above) which includes an Early Tender Payment (as set forth above). Notes that are validly tendered (and not validly withdrawn) after the Early Tender Deadline and on or prior to the Expiration Time and accepted by Merger Sub for purchase will receive only the applicable Tender Offer Consideration (as set forth above).

Payment for Notes accepted by Merger Sub for purchase will include accrued and unpaid interest from the last payment date applicable to the Notes up to, but excluding, the settlement date for the Offers (“Offer Accrued Interest”).

Among other conditions, each Offer is conditioned upon the substantially concurrent or prior closing of the Merger. Paper Excellence and Domtar expect to complete the Merger in the fourth calendar quarter of 2021, but the Merger Agreement provides for the outside date thereunder to be automatically extended to as late as February 10, 2022 under certain circumstances (the “Merger Outside Date”), and Paper Excellence could further extend the Merger Outside Date to the last day of the marketing period in the event the marketing period has not ended by the Merger Outside Date, or the parties could mutually agree to extend the Merger Outside Date beyond that date. Merger Sub intends to extend the Expiration Time with respect to each Offer, without extending the Withdrawal Deadline (unless required by law), to have the payment of the consideration in respect of such Offer occur concurrently with, or promptly after, the closing of the Merger. Accordingly, any Holder who tenders Notes (and does not validly withdraw such Notes prior to the Withdrawal Deadline) may not receive payment of the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, and may be unable to validly withdraw or trade its Notes, in each case for a substantial duration.

If, as of the Consent Solicitation Deadline (as defined below), the Change of Control Requisite Consent Condition (as defined below) has not been satisfied with respect to a Series of Notes by the submission of Solicitation Change of Control Consents, without counting any Offer Change of Control Consents (the foregoing clause, the “Aggregation Trigger”), then Offer Change of Control Consents deemed to have been delivered in respect of Notes of the applicable Series that have been validly tendered and not validly withdrawn will be aggregated with the Solicitation Change of Control Consents validly delivered and not validly revoked to determine whether the Change of Control Requisite Consent Condition has been satisfied. If, in this scenario, the Change of Control Requisite Consent Condition is satisfied for a Series of Notes and the applicable Change of Control Supplemental Indenture (as defined below) becomes effective, then, with respect to Notes validly tendered and not validly withdrawn, Merger Sub will pay (or cause to be paid to) the applicable Holder the Total Tender Offer Consideration (plus Offer Accrued Interest) or Tender Offer Consideration (plus Offer Accrued Interest), as the case may be, subject to the Offer to Purchase. If a Holder receives the Tender Offer Consideration or the Total Tender Offer Consideration with respect to any Notes held, such Holder will not receive the Change of Control Consent Solicitation Payment (as set forth above) in respect of such Notes.

The obligation to accept for purchase and to pay (or cause to be paid) the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, for any and all Notes validly tendered and not validly withdrawn pursuant to each of the Offers is conditioned on the satisfaction of certain conditions that may be waived by Merger Sub if they are not satisfied, as more fully described in the Offer to Purchase. Merger Sub reserves the right in its sole discretion, subject to applicable law, to terminate any Offer if the conditions to such Offer have become incapable of being satisfied at the Expiration Time. In particular, if, prior to the Expiration Time, (a) the Change of Control Requisite Consent Condition has been satisfied with respect to any Series of Notes by the submission of Solicitation Change of Control Consents in respect of a majority of the aggregate principal amount outstanding of such Series of Notes, without counting any Offer Change of Control Consents, and (b) the Change of Control Supplemental Indenture has been executed with respect to such Series of Notes, then Merger Sub expects that, subject to applicable law, it will terminate the Offer with respect to such Series of Notes promptly following the execution of the Change of Control Supplemental Indenture with respect to such Series of Notes. In such event, (i) Merger Sub will not accept for purchase or pay the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, for any Notes that tendered in the Offer with respect to such Series of Notes and (ii) Holders who have tendered Notes into such Offer will instead be eligible to receive from Merger Sub the Change of Control Consent Solicitation Payment on the Change of Control Consent Solicitation Payment Date in respect of such Notes.

The Domtar Consent Solicitations

Approval of the Change of Control Proposed Amendments with respect to a Series of Notes requires validly delivered and not validly revoked consents from the Holders of a majority of the aggregate principal amount outstanding of a Series of Notes (for each Series, the “Change of Control Requisite Consent Condition”). If, as of the Consent Solicitation Deadline, the Aggregation Trigger has occurred, Offer Change of Control Consents deemed to have been delivered in respect of Notes of the applicable Series that have been validly tendered and not validly withdrawn will be aggregated with the Solicitation Change of Control Consents validly delivered and not validly revoked to determine whether the Change of Control Requisite Consent Condition has been satisfied.

If the Change of Control Requisite Consent Condition is satisfied for a Series of Notes, Domtar will enter into the applicable supplemental indenture to the Indenture that would set forth the Change of Control Proposed Amendments with respect to such series of Notes (the “Change of Control Supplemental Indenture”).

The Domtar Consent Solicitations are scheduled to expire at 5:00 p.m., New York City time, on August 20, 2021, unless extended or earlier terminated (the “Consent Solicitation Deadline”). Holders may participate in the Domtar Consent Solicitations by validly delivering and not validly revoking their Notes (as set forth in the Offer to Purchase) at or prior to the Consent Solicitation Deadline, in which case, they will be eligible to receive the Change of Control Consent Solicitation Payment. Subject to the following sentence, Solicitation Change of Control Consents delivered in the Domtar Consent Solicitations may be revoked at or prior to the Consent Solicitation Deadline. If, however, the Change of Control Requisite Consent Condition is satisfied with respect to a Series of Notes prior to the Consent Solicitation Deadline, Domtar may issue a press release announcing such satisfaction at which point any Solicitation Change of Control Consents delivered in the applicable Domtar Consent Solicitation may no longer be revoked.

Among other things, Merger Sub’s obligation to accept and pay the Change of Control Consent Solicitation Payment for Notes delivered (and not validly revoked) at or prior to the Consent Solicitation Deadline is conditioned upon the substantially concurrent or prior closing of the Merger. Paper Excellence and Domtar expect to complete the Merger in the fourth calendar quarter of 2021, but the Merger Agreement provides for the outside date thereunder to be automatically extended to as late as the Merger Outside Date under certain circumstances and Paper Excellence could further extend the Merger Outside Date to the last day of the marketing period in the event the marketing period has not ended by the Merger Outside Date, or the parties could mutually agree to extend the Merger Outside Date beyond that date. Paper Excellence will pay or cause to be paid the Change of Control Consent Solicitation Payment for certain Notes, as set forth in the Offer to Purchase, on or promptly following the closing of the Merger. Holders who receive the Change of Control Consent Solicitation Payment will not be entitled to any accrued or unpaid interest.

Other Information

The Offers and/or Domtar Consent Solicitations with respect to one or both series of Notes may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase are not satisfied, subject to applicable law. Merger Sub is making the Offers and Domtar is making the Domtar Consent Solicitations only by, and pursuant to, the terms of the Offer to Purchase. None of Paper Excellence, Karta Halten, Merger Sub, Domtar, the Dealer Managers and Solicitation Agents (as defined below), the Trustee, the tender agent and information agent nor any of their respective affiliates makes any recommendation as to whether or not Holders of the Notes should (i) tender or refrain from tendering their Notes with regard to the Offers or deliver or refrain from delivering their Notes with regard to the Offer Consent Solicitations or (ii) deliver or refrain from delivering their Notes with regard to the Domtar Consent Solicitations.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. The Offers and Domtar Consent Solicitations are being made only pursuant to the Offer to Purchase. The Offers and Domtar Consent Solicitations are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers and Domtar Consent Solicitations to be made by a licensed broker or dealer, the Offers and Domtar Consent Solicitations will be deemed to be made on behalf of Merger Sub or Domtar, as applicable, by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, and Wells Fargo Securities, LLC are serving as the Dealer Managers for each of the Offers and Solicitation Agents for each of the Offers and Domtar Consent Solicitations (the “Dealer Managers and Solicitation Agents”).

Requests for the Offer to Purchase and questions or request for assistance in relation to the Offer and Domtar Consent Solicitations may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 807-2200 (for all others) or email contact@gbsc-usa.com.

About Paper Excellence

Paper Excellence, a private limited company organized under the laws of the Netherlands, is a diversified manufacturer of pulp and paper, including printing and writing, packaging, and specialty papers. Paper Excellence believes in the enduring value of wood-based products in global markets and has built a large network of mills and chipping plants to produce them competitively. Through its distinct approach to operational excellence, Paper Excellence delivers high-quality and cost-effective products to international customers. Paper Excellence has grown through logical acquisitions from a single mill to a group producing 2.8 million tonnes of paper and pulp and employing more than 2,800 people over the past decade.

Additional information about Paper Excellence is available at https://paperexcellence.com/

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between Paper Excellence and Domtar, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, statements that address each company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on each company’s business, results of operations and financial conditions, and other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements. Certain of these risks are set forth in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the company’s other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Those risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between Paper Excellence and Domtar that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Domtar’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Paper Excellence or Domtar to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that the combined company may not operate as effectively and efficiently as expected and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company’s control.

Additional factors that could cause results to differ materially from those described above can be found in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Domtar’s other reports filed with the SEC.

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